AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 5th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); Omni Medical of Nevada, Inc., a Nevada corporation ("Omni"); and the stockholders of Omni (the "Omni Stockholders"), all of whom are listed on Exhibit A hereto and who execute and deliver a copy of this Agreement.

                          WITNESSETH:
                            RECITALS

          WHEREAS, the respective Boards of Directors of Piezo and Omni have adopted resolutions pursuant to which Piezo shall acquire and the Omni Stockholders shall exchange 100% of the outstanding common stock of Omni; and

          WHEREAS, the sole consideration for 100% of the outstanding common stock of Omni shall be the exchange of shares of $0.001 par value common stock of Piezo (which shares shall all be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, it is intended that the Omni Stockholders shall acquire in exchange such "restricted securities" of Piezo in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, as applicable;

           NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Exchange of Stock

          1.1 Transfer and Number of Shares. The Omni Stockholders agree to transfer to Piezo at the closing (the "Closing") 100% of the outstanding common stock of Omni, all as listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "Omni Shares"), in exchange for 16,000,000 post-split shares of common stock of Piezo, pro rata, also as outlined in Exhibit A, amounting to approximately 88.8% of the post-Agreement outstanding common stock of Piezo. At the Closing, and excluding the securities to be exchanged for the Omni Shares, the outstanding common stock of Piezo will amount to 2,000,000 shares or approximately 11.1% of the post-Agreement outstanding common stock of Piezo, after taking into account (i) a reverse split on the basis of one for 14.5 shares owned of the outstanding common stock of Piezo as outlined in Section 1.4 that was effective on the opening of business on August 25, 2003; (ii) the issuance of an option to acquire 225,000 post-split shares of "restricted securities" (common stock) of Piezo; (iii) the cancellation of 1,466,379 post-split shares of common stock of Piezo that are held by certain principal stockholders of Piezo as reference in Schedule 1.5.1 hereof, that will include the 225,000 post-split shares of common stock underlying the option in the preceding subparagraph; (iv) the issuance of an aggregate of 500,000 post-split newly issued shares of "restricted securities" (common stock) of Piezo in consideration of the cancellation of such shares and the option referenced in the two preceding subparagraphs and the waiver by the canceling stockholders of any registration rights that had been granted to them or were applicable to any of the cancelled shares or the option as outlined in Section 1.5.2 hereof; (v) and the issuance of (or the agreement to issue) an aggregate of 293,104 shares of common stock of Piezo for and in consideration of non-capital raising services to be rendered pursuant to a written Consulting Agreement during the period that will commence on the Closing and shall be effective for a period of six months thereafter, and which shares shall be registered on Form S-8 of the Securities and Exchange Commission on Closing, as outlined in Schedule 1.7. Accordingly, and assuming all of the Omni Stockholders become party to the Agreement, there will be 18,000,000 post-Agreement outstanding shares of common stock of the reorganized Piezo.

          1.2 Exchange of Certificates. The transfer of the Omni Shares shall be effected by the delivery to Piezo at the Closing of stock certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Piezo and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Omni Stockholders' expense.

          1.3 Further Assurances. At the Closing and from time to time thereafter, the Omni Stockholders shall execute such additional instruments and take such other action as Piezo may request in order to exchange and transfer clear title and ownership of the Omni Shares to Piezo.

          1.4  Reverse Split of Piezo Common Stock and Filing of DBA.
Prior to the Closing, (i) Piezo shall have effected a reverse split of its outstanding common stock on the basis of one share for 14.5 shares owned, which was effective on the opening of business on August 25, 2003; and (ii) Piezo shall have filed a "Doing Business As" Certificate with the State of Utah under the name Omni Medical Holdings, Inc." or such other similar name as may be available in the State of Utah.

          1.5 Share Cancellation by Piezo Stockholders. In consideration of the Closing of the Agreement, the canceling principal stockholders that are named in Schedule 1.5.1 hereof shall: (i) deliver at the Closing an aggregate of 1,466,379 post-split shares of common stock of Piezo, that will include the 225,000 post-split shares of common stock underlying the option referenced in subparagraph (ii) of Section 1.1 hereof, for cancellation to its treasury and for return to the authorized but unissued capital stock of Piezo, and shall waive any registration rights that had been granted to them or were applicable to any of the cancelled shares, as outlined in Schedule 1.5.1 hereof; and (ii) Piezo shall issue an aggregate of 500,000 post-split newly issued shares of "restricted securities" (common stock) of Piezo in consideration of the cancellation of such shares (including the 225,000 post-split shares of common stock underlying the option referenced in subparagraph (ii) of Section 1.1 hereof) and the waiver by the canceling stockholders of any registration rights that had been granted to them or were applicable to any of the cancelled shares (as outlined in Section 1.5.2 hereof.

          1.6 Execution and Delivery of Lock-Up/Leak-Out Agreement by Certain Principal Stockholders of Piezo. As a condition of the Closing, the principal stockholders that are named in Schedule 1.6.1 hereof shall execute and deliver to Piezo the Lock-Up/Leak-Out Agreement attached hereto as Schedule 1.6.2 covering the shares of common stock of Piezo that are owned by them or acquired hereafter by them.

          1.7 Adoption of Consulting Agreement, Filing of S-8 Registration Statement Covering Common Stock of Piezo to be Issued Thereunder and Issuance of Common Stock. The reorganized Piezo shall adopt and ratify the Consulting Agreement attached hereto as Schedule 1.7.1 and the issuance of an aggregate of 293,104 shares of common stock of Piezo in consideration of non-capital raising services to be rendered pursuant to the Consulting Agreement, and which shares shall be registered on Form S-8 of the Securities and Exchange Commission promptly after the Closing when the reorganized Piezo is deemed to be "current" in the filing of all reports that were required to be filed by it with the Securities and Exchange Commission for the preceding 12 month period.

          1.8 Resignations of Present Directors and Executive Officers of Piezo and Designation of New Directors and Executive Officers. On the Closing, the present directors and executive officers of Piezo shall designate the directors and executive officers nominated by Omni to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors of the reorganized Piezo, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, and with the current directors and executive officers of Piezo resigning, in seriatim.

          1.9 Limitations of Registration Statements on Forms S-8 of the Securities and Exchange Commission. Except as provided in Section 1.6 hereof, no shares of common stock or other securities of the reorganized Piezo shall be registered on any registration statements on Forms S-8 of the Securities and Exchange Commission for a minimum of 12 months following the Closing without the prior written consent of the present directors of Piezo.

          1.10 Outstanding Securities of Piezo and Acceptance of Opinions of Counsel. Neither Omni nor the reorganized Piezo shall contest the validity of any of the pre-Agreement outstanding Piezo common stock or any shares of common stock of Piezo issued or issuable pursuant to Sections 1.5 and 1.7 hereof; and the reorganized Piezo and Omni, subject to concurrence by legal counsel for the reorganized Piezo with any legal opinion rendered regarding the resale of any of these securities, agrees to accept legal opinions covering the resale of any of these securities in accordance with Rule 144 of the Securities and Exchange Commission, if and when available for the resale of outstanding securities of the reorganized Piezo, from Leonard W. Burningham, Esq. or Branden T. Burningham, Esq.

          1.11 Closing. This Agreement will be deemed to be completed on the execution and delivery of the Agreement by the Omni Stockholders collectively owning not less than 50.1% of the outstanding Omni Shares; and the remainder of the Omni Shares shall be acquired under and pursuant to the terms and provisions of this Agreement as soon as practicable following the initial Closing; provided, however, Omni and the Omni Stockholders understand that the acquisition of less than 80% of the outstanding Omni Shares may have an adverse effect on the tax free nature of the exchange of securities contemplated hereunder.

                            Section 2

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205, Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

             Representations and Warranties of Piezo

          Piezo represents and warrants to, and covenants with, the Omni Stockholders and Omni as follows:

          3.1 Corporate Status; Compliance with Securities Laws. Piezo is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Utah only). Piezo is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable
federal and state securities laws, rules and regulations.   Its common stock
is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "PEZO," though there is no
"established trading market" or these securities.   Piezo is a "reporting
issuer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has presently filed all reports that have been required to be filed by it during the past 12 months and is not in violation of any applicable federal
or state securities laws, rules or regulations.   All reports and registration
statements that have been filed by Piezo with the Securities and Exchange Commission do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.2 Capitalization. The current pre-Agreement authorized capital stock of Piezo consists of 50,000,000 shares of $0.001 par value common voting stock, of which 2,673,275 post-split shares are or will be issued and outstanding immediately prior to the Closing (which includes the 225,000 shares of common stock underlying the option referenced in subparagraph (ii) of Section 1.1 hereof), all fully paid and non-assessable. Except as provided herein in Sections 1.1, 1.7 and this Section, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Piezo.

          3.3 Financial Statements. The financial statements of Piezo furnished to the Omni Stockholders and Omni, consisting of audited financial statements for the years ended December 31, 2002 and 2001, and unaudited financial statements for the period ended June 30, 2003, attached hereto as Exhibits B and B-1, respectively, and incorporated herein by reference, are correct and fairly present the financial condition of Piezo at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference.
Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4 Undisclosed Liabilities. Piezo has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

          3.5 Interim Changes. Since the dates of its balance sheets, except as set forth in Exhibit C, there have been no (i) changes in financial condition, assets, liabilities or business of Piezo which, in the aggregate, have been materially adverse; (ii) damages, destruction or losses of or to property of Piezo, payments of any dividend or other distribution in respect of any class of stock of Piezo or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

          3.6 Title to Property. Piezo has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Piezo are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

          3.7  Litigation.   There is no litigation or proceeding pending, or
to the knowledge of Piezo, threatened, against or relating to Piezo, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an "affiliate" of Piezo is party to any material legal proceeding which could have an adverse effect on Piezo (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Piezo.

          3.8 Books and Records. From the date of this Agreement to the Closing, Piezo will (i) give to the Omni Stockholders and Omni or their respective representatives full access during normal business hours to all of Piezo' offices, books, records, contracts and other corporate documents and properties so that they or their respective representatives may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of Piezo as they or their respective representatives may reasonably request.

          3.9  Tax Returns.   Piezo has filed all federal and state income or
franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

          3.10 Confidentiality.   Until the Closing (and thereafter if there
is no Closing), Piezo and its representatives will keep confidential any information which they obtain from the Omni Stockholders or from Omni concerning the properties, assets and business of Omni. If the transactions contemplated by this Agreement are not consummated by September 8, 2003, Piezo will return to Omni all written matter with respect to Omni obtained by Piezo in connection with the negotiation or consummation of this Agreement.

          3.11 Corporate Authority. Piezo has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Omni Stockholders and Omni or their respective representatives at the Closing a signed copy of resolutions of its Board of Directors authorizing execution of this Agreement by Piezo' officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Piezo.

          3.12 Due Authorization. Execution of this Agreement and performance by Piezo hereunder have been duly authorized by all requisite corporate action on the part of Piezo, and this Agreement constitutes a valid and binding obligation of Piezo and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Piezo, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

          3.13 Environmental Matters. Piezo has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Piezo. In addition, to the best knowledge of Piezo, there are no substances or conditions which may support a claim or cause of action against Piezo or any of Piezo's current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding Omni.   Piezo acknowledges
that Omni has delivered it copies of what has been represented to be documentation containing all material information respecting Omni and Omni's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Omni, and with the legal and accounting firms of Omni, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Piezo's complete satisfaction.

                          Section 4

      Representations, Warranties and Covenants of Omni and
                      the Omni Stockholders

          Omni and the Omni Stockholders represent and warrant to, and covenant with, Piezo as follows (provided, however, that the Omni Stockholders whose beneficial stock ownership interest in Omni is less than 5% as set forth in Exhibit A shall make only those representations and warranties contained in Sections 4.1, 4.11, 4.12 and 4.16):

          4.1 Ownership. The Omni Stockholders respectively own the Omni Shares free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to exchange the Omni Shares that are owned by each hereunder without qualification.

          4.2 Corporate Status. Omni is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of Omni business or the character or ownership of Omni properties makes such licensing or qualification necessary. It has no subsidiaries.

          4.3 Capitalization. The authorized capital stock of Omni consists of 21,000,000 shares, 20,000,000 of which are common stock, $0.001 par value per share, of which 8,373,817 shares are issued and outstanding, all fully paid and non-assessable; and 1,000,000 of which are preferred stock, $0.001 par value per share, of which no shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Omni.

          4.4 Financial Statements. The financial statements of Omni furnished to Piezo, consisting of audited financial statements for the years ended March 31, 2002 and 2001 and for the period ended December 31, 2002, attached hereto as Exhibit D and incorporated herein by reference, are correct and fairly present the financial condition of Omni as of such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit E, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5  Undisclosed Liabilities.   Omni has no material liabilities of
any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E.

          4.6  Interim Changes.   Since the date of its balance sheets,
except as set forth in Exhibit E, there have been no (i) changes in the financial condition, assets, liabilities or business of Omni, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of Omni, payment of any dividend or other distribution in respect of the capital stock of Omni or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

          4.7 Title to Property. Omni has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet, and the properties and assets of Omni are subject to no mortgage, pledge, lien or encumbrance, except as reflected in its balance sheets or in Exhibit E, with respect to which no default exists.

          4.8  Litigation.   There is no litigation or proceeding pending, or
to the knowledge of Omni, threatened, against or relating to Omni or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of Omni is party to any material legal proceeding which could have an adverse effect on Omni (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Omni.

          4.9  Books and Records.   From the date of this Agreement to the
Closing, the Omni Stockholders will cause Omni to (i) give to Piezo and its representatives full access during normal business hours to all of Omni offices, books, records, contracts and other corporate documents and properties so that Piezo may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of Omni as Piezo may reasonably request.

          4.10 Tax Returns.   Omni has filed all federal and state income or
franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

          4.11 Confidentiality.   Until the Closing (and continuously if
there is no Closing), Omni and the Omni Stockholders and their representatives will keep confidential any information which they obtain from Piezo concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by September 8, 2003, Omni and the Omni Stockholders will return to Piezo all written matter with respect to Piezo obtained by them in connection with the negotiation or consummation of this Agreement.

          4.12 Investment Intent. The Omni Stockholders are acquiring the Piezo common stock to be exchanged and delivered to them under this Agreement for "investment purposes and not with a view to the sale or distribution thereof," and they have no commitment or present intention to sell or
distribute the Piezo common stock to be received hereunder.   The Omni
Stockholders shall execute and deliver to Piezo on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference.

          4.13 Corporate Authority. Omni has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Piezo or its representative at the Closing a signed copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Omni.

          4.14 Due Authorization. Execution of this Agreement and performance by Omni hereunder have been duly authorized by all requisite corporate action on the part of Omni, and this Agreement constitutes a valid and binding obligation of Omni and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Omni, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

          4.15 Environmental Matters. Omni and the Omni Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Omni or its predecessors. In addition, to the best knowledge of Omni and the Omni Stockholders, there are no substances or conditions which may support a claim or cause of action against Omni or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," " hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Piezo. Omni and the Omni Stockholders acknowledge that Piezo has provided them with access to what has been represented to be documentation containing all material information respecting Piezo and its present and contemplated business operations, potential acquisitions, management and other factors, by personal delivery to them and/or by notification of access to the reports and registration statements of Piezo that contain such information in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov; that they have had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Piezo, and with the legal and accounting firms of Piezo, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                             Section 5

           Conditions Precedent to Obligations of Omni and the Omni Stockholders

All obligations of Omni and the Omni Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Piezo contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2  Due Performance.   Piezo shall have performed and complied
with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

          5.3 Officers' Certificate. Omni shall have been furnished with a certificate signed by the President of Piezo, in such capacity, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of Piezo contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibits B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Piezo, taken as a whole.

          5.4 Assets and Liabilities of Piezo. Unless otherwise agreed, Piezo shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid, or adequate provision for the payment of the foregoing shall have been made.

          5.5 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. At or simultaneous with the Closing, corporate resolutions of Piezo shall have adopted all action necessary to accomplish the resignation of Piezo's directors and executive officers, in seriatim, while designating the nominees of Omni to the Board of Directors.

          5.6 DBA of Name. At or simultaneous to the Closing of this Agreement, the Board of Directors of Piezo shall have adopted the resolutions necessary to file a "DBA" under the name "Omni Medical Holdings, Inc." or such other similar name as may be available in the State of Utah.

          5.7 Reverse Split. Prior to the Closing of this Agreement, the Board of Directors of Piezo shall have effected a reverse split of its outstanding common stock on the basis of one for 14.5 shares owned of Piezo.

          5.8 Share Cancellation, Share Issuance and Lock-Up/Leak-Out Agreement. (i) 1,466,379 post-split shares of common stock of Piezo shall have been delivered to Piezo for cancellation to its treasury (that will include the 225,000 post-split shares of common stock underlying the option referenced in subparagraph (ii) of Section 1.1 hereof) and for return to the authorized but unissued capital stock of Piezo by certain principal stockholders as outlined in Schedule 1.5.1 hereof; (ii) an aggregate of 500,000 post-split newly issued shares of "restricted securities" (common stock) of Piezo shall have been issued in consideration of the cancellation of such shares and the waiver by the canceling stockholders of any registration rights that had been granted to them or were applicable to any of the cancelled shares as outlined in Section 1.5.2 hereof; (iii) Piezo shall adopt and ratify the Consulting Agreement attached hereto as Schedule 1.7.1 and the issuance of an aggregate of 293,104 shares of common stock of Piezo for and in consideration of non-capital raising services to be rendered pursuant to the Consulting Agreement, and which shares shall be registered on Form S-8 of the Securities and Exchange Commission as provided in Section 1.7 hereof; and (iv) the principal stockholders that are named in Schedule 1.6.1 hereof shall execute and deliver to Piezo the Lock-Up/Leak-Out Agreement attached hereto as
Schedule 1.6.2 covering the shares of common stock of Piezo that are currently owned by them or acquired hereafter by them.

          5.9  Stockholders' Consent.   Persons owing not less than 50.1 of
the outstanding Omni Shares shall have executed and delivered the Agreement.

                             Section 6

           Conditions Precedent to Obligations of Piezo

          All obligations of Piezo under this Agreement are subject, at Piezo's option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of Omni and the Omni Stockholders contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. Omni, the Omni Stockholders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

          6.3 Officers' Certificate. Piezo shall have been furnished with a certificate signed by the President of Omni, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of Omni and the Omni Stockholders contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Omni, taken as a whole.

          6.4 Books and Records. The Omni Stockholders or the Board of Directors of Omni shall have caused Omni to make available all books and records of Omni, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Piezo at Closing.

          6.5 Compliance With Specific Conditions of Section 1. The final satisfaction and compliance with all of the requirements of Section 1 hereof are conditions precedent to the obligations of Piezo hereunder as they were all part of the negotiations that culminated in the execution and delivery of this Agreement and must be fully satisfied at or within a reasonable time of the Closing; and Sections 1.9 and 1.10 hereof are conditions that the current members of the Board of Directors of Piezo may obtain specific performance of in the event of default in any of the matters covered thereby.

          6.6 Stockholders' Consent. Persons owing not less than 50.1 of the outstanding Omni Shares shall have executed and delivered the Agreement.

                                 Section 7

                            Termination

          Prior to the Closing, this Agreement may be terminated (i) by mutual consent in writing; (ii) by either the directors of Piezo or Omni, if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (iii) by either the directors of Piezo or Omni and the Omni Stockholders, if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in
Section 2.

                             Section 8

                        General Provisions

          8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          8.2  Waiver.   Any failure on the part of any party hereto to
comply with any its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3 Brokers. Each party represents to the other parties that no broker or finder has acted for each or any of them in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by each or any of them.

          8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Piezo:        4685 South Highland Drive, #202
                                   Salt Lake City, Utah 84117

               With a copy to:     Leonard W. Burningham, Esq.
                                   455 East 500 South, #205
                                   Salt Lake City, Utah 84111

               If to Omni:         1107 Mt. Rushmore Road, Suite 2
                                   Rapid City, South Dakota 57701

               If to the Omni      To the addresses listed in
                                   Exhibit A.
               Stockholders:

          8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern. Any actions permitted hereunder shall be brought in the State of Utah in the county in which the principal executive offices of Piezo are situated only.

          8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          8.9  Counterparts.   This Agreement may be executed simultaneously
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the latest date hereof.

                               PIEZO INSTRUMENTS, INC.


 Date: September 4, 2003.          By/s/ Thomas J. Howells
                                   Thomas J. Howells, President


                              OMNI MEDICAL OF NEVADA, INC.


 Date: September 5, 2003.          By /s/Arthur D. Lyons
                                   Arthur D. Lyons, President

                AGREEMENT AND PLAN OF REORGANIZATION
                     COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Agreement and Plan of Reorganization (the "Agreement") dated as of the 13 day of August, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); Omni Medical of Nevada, Inc., a Nevada corporation ("Omni"); and the Omni stockholders (the "Omni Stockholders"), by which the undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Agreement.

Dated: 8/13/03                /s/Arthur D. Lyons
                              Arthur D. Lyons


Dated: 8/14/03                     /s/Charles Arbeiter
                              Charles Arbeiter

Dated: 8/14/03                     /s/Jill Arbeiter
                              Jill Arbeiter

Dated: 8/15/03                /s/Al Reiman and LeeAnn Reiman
                              Al Reiman and LeeAnn Reiman

Dated: 8/13/03                /s/
                              LHM Trading

                            EXHIBIT A

                                                 Number of Shares of
                              Number of Shares          Piezo
                               Owned of                 to be
      Name                        Omni           Received in Exchange

See Exhibit A-1               See Exhibit A-1    1.903896765  Piezo
                                                 Shares for each Omni
                                                 Share Owned*

               * Rounded up or down to the nearest whole Omni share
                            EXHIBIT B*

                     PIEZO INSTRUMENTS, INC.

                       FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED

                    DECEMBER 31, 2002 and 2001

               * Incorporated by reference from the 10-KSB Annual Report of Piezo for the year ended December 31, 2002, that was filed with the Securities and Exchange Commission on March 26, 2003.

                           EXHIBIT B-1

                     PIEZO INSTRUMENTS, INC.

                  UNAUDITED FINANCIAL STATEMENTS

                       FOR THE PERIOD ENDED

                          JUNE 30, 2003

               * Incorporated by reference from the 10-QSB Quarterly Report of Piezo for the quarter ended June 30, 2003, that was filed with the Securities and Exchange Commission on July 16, 2003.

                            EXHIBIT C


          None.

                            EXHIBIT D


                   OMNI MEDICAL HOLDINGS, INC.

               AUDITED FINANCIAL STATEMENTS FOR THE

               YEARS ENDED MARCH 31, 2002 AND 2002

                       AND THE PERIOD ENDED

                        DECEMBER 31, 2002

                            EXHIBIT E


          None.

                            EXHIBIT F


American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, Utah 84111

Piezo Instruments, Inc.
4685 South Highland Drive, #202
Salt Lake City, Utah 84117

Re:       Exchange of shares of Omni Medical Holdings, Inc., a
          Nevada corporation ("Omni"), for shares of Piezo
          Instruments, Inc., a Utah corporation ("Piezo" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, Omni, the other stockholders of Omni and Piezo, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement. I represent and warrant that (i) I am an "accredited investor" or, either alone or with the aid of a "purchaser representative" am a "sophisticated investor"; (ii) I understand the "unregistered" and "restricted" nature of the shares of Piezo being received under the Agreement in exchange for the Omni Shares; (iii) I have received and reviewed a copy of any and all material documents regarding the Company, including, but not limited to all reports filed with the Securities and Exchange Commission for the past twelve months; (iv) I hereby waive and compromise any pre-emptive rights or shareholder agreements relating to the prior issuance of shares of any of the Omni Shares; and (v) I hereby compromise and/or waive any claims I have or may have against Omni by reason of the purchase of any securities of Omni prior to the Closing of the Agreement.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Piezo is Mantyla, McRenolds & Associates, Certified Public Accountants, 5872 South 900 East, #250, Salt Lake City, Utah 84121; Telephone #801-269-1818; and that legal counsel for Piezo is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Piezo shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Omni for use by Piezo as they are made to induce you to issue me the shares of Piezo under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Piezo, all shares of Piezo to be issued and delivered to me in exchange for my shares of Omni shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Piezo will attempt to accommodate any stockholders' request where Piezo views the request is made for valid business or personal reasons so long as in the sole discretion of Piezo, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Piezo.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

          ________________________________________________________
          (Name(s) and Number of Shares)
          ________________________________________________________
          (Address)
          ________________________________________________________
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this ________ day of _______________________, 2003.

                              Very truly yours,


                              ______________________________________
                              (Signature)


                              ______________________________________
                              Please Print Name

                           EXHIBIT G



                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Piezo Instruments, Inc., a Utah corporation ("Piezo"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Piezo and Omni Medical Holdings, Inc., a Nevada corporation ("Omni"), and the stockholders of Omni (the "Omni Stockholders"):

          1. That he is the President of Piezo and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Omni and the Omni Stockholders.

          2. Based on his personal knowledge, information, belief and opinions of counsel for Piezo regarding the Plan:

              (i) All representations and warranties of Piezo contained within the Plan are true and correct;

             (ii) Piezo has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Piezo as set forth in its financial statements for the periods ended December 31, 2002 and 2001, and June 30, 2003, except as set forth in Exhibit C to the Plan.


                              PIEZO INSTRUMENTS, INC.


                              By/S/ Thomas J. Howells
                                   Thomas J. Howells, President

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Omni Medical Holdings, Inc., a Nevada corporation ("Omni"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Omni, its stockholders (the "Omni Stockholders") and Piezo Instruments, Inc., a Utah corporation ("Piezo"):

          1. That he is the President of Omni and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Piezo.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Omni contained within the Plan are true and correct;

             (ii) Omni has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Omni as set forth in its audited financial statements for the years ended March 31, 2002 and 2001, and for the period ended December 31, 2002, except as set forth in Exhibit E to the Plan.


                              OMNI MEDICAL HOLDINGS, INC.


                              By/S/ Arthur D. Lyons
                                   Arthur D. Lyons, President

                          Schedule 1.5.1

Canceling Principal Stockholders and Shareholdings


                                   Post-Split          Registration
                                     Shares           Rights

          Jenson Services, Inc.    1,241,379                Yes
          Bateman Dynasty, LC        225,000*               Yes

                                   1,466,379


          * Option granted in consideration of the sum of $2,000 that could not be exercised unless and until Piezo completed an Agreement and Plan of Reorganization with an operating entity.

                          Schedule 1.5.2

Shares Issued in Consideration of Cancellation and Waiver of Registration
Rights


          Jenson Services, Inc.

               Duane S. Jenson               31,250
               Jeffrey D. Jenson             31,250
               Travis T. Jenson              31,250
               Thomas J. Howells             31,250
               Leonard W. Burningham, Esq.   25,000
               Ralph M. Wilkerson           125,000

          Bateman Dynasty LC            225,000

                          Schedule 1.6.1

               Piezo Instruments, Inc. Stockholders
            Subject to the Lock-Up/Leak-Out Agreement

     Ralph M. Wilkerson
     Shirley A. Wilkerson
     W-Group
     Eadac Investments Ltd.
     Thomas J. Howells
     Travis T. Jenson
     Jeffrey D. Jenson
     Duane S. Jenson
     Leonard W. Burningham, Esq.
     Jenson Services, Inc.

                                                       Schedule 1.6.2

                    LOCK-UP/LEAK-OUT AGREEMENT

          THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of the 5th day of September, 2003, between Piezo Instruments, Inc., a Utah corporation ("Piezo"), and the individuals and entities that execute and deliver a Counterpart Signature Page hereof, each a shareholder of Piezo, and sometimes collectively referred to herein as the "Shareholders" and each, a "Shareholder."

          WHEREAS, Piezo intends to enter into an Agreement and Plan of Reorganization between Piezo, Omni Medical Holdings, Inc., a Nevada corporation ("Omni"), and the Omni Stockholders (the "Reorganization Agreement") pursuant to which the execution and delivery of this Agreement is a condition precedent to the closing of the Reorganization Agreement; and

          WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Reorganization Agreement and to provide for an orderly market for the Common Stock of Piezo subsequent to the closing of the Reorganization Agreement, the Shareholders have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock, all on the terms set forth below.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Notwithstanding anything contained in this Agreement, a Shareholder may transfer his/her/its shares of Common Stock to his/her/its affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement.

          2. Except as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling shares of Common Stock, each Shareholder may only sell Common Stock subject to the following conditions for the twelve (12) month period from the closing of the Reorganization Agreement (the "Lock-Up/Leak-Out Period"):

          2.1 The Shareholders shall collectively be allowed to sell 1% of the outstanding securities of Piezo in any three month period for a period of 12 months from the closing of the Reorganization Agreement (the "Lock-Up/Leak/Out Period").

          2.2 Except as otherwise provided herein, all Common Stock shall be sold in "broker's transactions" as that term is defined in Rule 144 of the Securities and Exchange Commission during the Lock-Up/Leak-Out Period.

          2.3 The Shareholders agree that they will not engage in any short selling of the Common Stock during the Lock-Up/Leak-Out Period.

          2.4 During the Lock-Up/Leak/Out Period, Piezo shall maintain its "reporting" status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its "best efforts" to ensure that the Common Stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), the NASDAQ Small Cap or a recognized national stock exchange.

          3. By executing this Agreement, each Shareholder represents that the Common Stock set forth in his/her/its Counterpart Signature Page is all of the shares of Piezo Common Stock that such Shareholder beneficially owns as of the date hereof. In addition to the Common Stock set forth in the Counterpart Signature Page, this Agreement shall apply to all Piezo Common Stock of which each Shareholder become the beneficial owner of during the Lock-Up/Leak-Out Period.

          4. Notwithstanding anything to the contrary set forth herein, Piezo may, in its sole discretion, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

          5. In the event of a tender offer to purchase all or substantially all of Piezo's issued and outstanding securities, or a merger, consolidation or other reorganization with or into an unaffiliated entity, and if the requisite number of the record and beneficial owners of Piezo securities then outstanding are voted in favor of such tender offer, merger, consolidation or reorganization, and such tender offer, merger, consolidation or reorganization is completed, this Agreement shall terminate as of the closing of such event and the Common Stock restricted pursuant hereto shall be released from such restrictions.

          6. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

          7. The Common Stock and per share price restrictions covered by this Agreement shall be appropriately adjusted should Piezo make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

          8. No transfer of any of the shares of Common Stock that are subject to this Agreement shall be made in any transaction other than a "broker's transaction" unless the transferee executes and delivers a copy of this Agreement prior to the transfer of any stock certificate representing any of the Common Stock so transferred.

          9. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

          10. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to Piezo, at 4685 South Highland Drive, #202, Salt Lake city, Utah 84117, and to the Shareholders, at the addresses in their Counterpart Signature Pages. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

          11. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

          12. Piezo or each Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Each Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Piezo or the non-defaulting Shareholders may suffer as a result of any breach or continuation thereof.

          13. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within said State; and Piezo and the Shareholders agree that any action based upon this Agreement may be brought in the United States and state courts of Utah only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

          15. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

                              PIEZO INSTRUMENTS, INC.

Date: September 4.            By/s/Thomas Howells

                              Its President

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Jenson Services, Inc.
                              (Printed Name)

                              /s/Jeff D. Jenson
                              (Signature)

                              4685 South Highland Drive, #202
                              (Street Address)

                              Salt Lake City, Utah 84117
                              (City and State)

                              -0-
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9/4/03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Jeffrey D. Jenson
                              (Printed Name)

                              /s/Jeffrey D. Jenson
                              (Signature)

                              4685 South Highland Drive, #202
                              (Street Address)

                              Salt Lake City, Utah 84117
                              (City and State)

                              219,649
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9-4-03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Travis T. Jenson
                              (Printed Name)

                              /s/ Travis T. Jenson
                              (Signature)

                              8842 Highfield Rd.
                              (Street Address)

                              Park City, Utah 84098
                              (City and State)

                              60,750
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9-4-03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Duane S. Jenson
                              (Printed Name)

                              /s/Duane S. Jenson
                              (Signature)

                              8842 Highfield Rd.
                              (Street Address)

                              Park City, Utah 84098
                              (City and State)

                              56,230
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9/4/03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Kathleen L. Morrison
                              (Printed Name)

                              /s/Kathleen L. Morrison
                              (Signature)

                              13123 Ptarmigan Gate Rd.
                              (Street Address)

                              Draper, Utah 84020
                              (City and State)

                              5,000
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9-4-03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Thomas J. Howells
                              (Printed Name)

                              /s/ Thomas J. Howells
                              (Signature)

                              8495 Terrace Drive
                              (Street Address)

                              Sandy, Utah 84093
                              (City and State)

                              60,750
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              4 September 2003
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Ralph M. Wilkerson
                              (Printed Name)

                              /s/ Ralph M. Wilkerson
                              (Signature)

                              45 Dale Drive
                              (Street Address)

                              Cody, Wyoming 82414
                              (City and State)

                              351,343
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9-4-03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Shirley A. Wilkerson
                              (Printed Name)

                              /s/Shirley A. Wilkerson
                              (Signature)

                              45 Dale Drive
                              (Street Address)

                              Cody, Wyoming 82414
                              (City and State)

                              7,723
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9-4-03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              W-Group
                              (Printed Name)

                              /s/Ralph M. Wilkerson, Attorney in fact
                              (Signature)

                              45 Dale Drive
                              (Street Address)

                              Cody, Wyoming 82414
                              (City and State)

                              34,620
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9/4/03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              EADAC Investments
                              (Printed Name)

                              /s/ Ralph M. Wilkerson, Beneficial Owner
                              (Signature)

                              45 Dale Drive
                              (Street Address)

                              Cody, Wyoming 82414
                              (City and State)

                              20,689
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9/4/03
                              (Date)

                   LOCK-UP/LEAK-OUT AGREEMENT
                   COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the "Agreement") dated as of the 4th day of September, 2003, among Piezo Instruments, Inc., a Utah corporation ("Piezo"); and certain persons who are "Shareholders" of Piezo, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of Piezo set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.


                              Leonard W. Burningham, Esq.
                              (Printed Name)

                              /s/ Leonard W. Burningham
                              (Signature)

                              455 East 500 South, #205
                              (Street Address)

                              Salt Lake City, Utah 84111
                              (City and State)

                              55,586
                              (Number of Shares Owned or
                               Underlying Other Securities)

                              9/5/03
                              (Date)

                          Schedule 1.7.1

                       CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 4th day of September, 2003, by and between Piezo Instruments, Inc., a Utah corporation ("Piezo"); Jenson Services, Inc., a Utah corporation ("Jenson Services"); and Kathleen L. Morrison, Thomas J. Howells, Travis T. Jenson, Jeffrey D. Jenson and Duane S. Jenson, Jenson Services' principals and/or employees or consultants, and Leonard W. Burningham, Esq., its legal counsel, who have and will be rendering the services covered by this Agreement (collectively, the "Consultants").

                             RECITALS

     WHEREAS, Jenson Services is a financial consulting firm that has substantial expertise in advising private and public companies respecting business plans, corporate structure, reorganization, acquisitions and mergers; and

     WHEREAS, Jenson Services, by and through its Consultants, desires to render services for and on behalf of Piezo; and

     WHEREAS, Piezo desires to engage the services of Jenson Services, by and through its Consultants, and

     WHEREAS, Piezo has provided Jenson Services and the Consultants with access to all material information concerning its organization, financial condition, management, present and intended business operations or other available information and has made its directors and executive officers available to answer questions posed by Jenson Services and the Consultants regarding such information; and

     WHEREAS, Jenson Services and the Consultants are "accredited investors" as that term in defined under Regulation D of the Securities and Exchange Commission and have had access to all material information concerning Piezo, its organization, financial condition, management, present and intended business operations and other available information, and have had the opportunity to ask questions of Piezo's directors and executive officers with respect to such information and that all questions posed have been answered to their complete satisfaction; and

     WHEREAS, the parties desire to execute this Agreement to cover compensation for these services that have and will be rendered by the Consultants, and which Agreement shall have no affect on any other written arrangements, written agreements or other written understandings between Jenson Services, the Consultants and Piezo whatsoever;

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth and the benefits to the parties to be derived there from, it is hereby agreed as follows:

     1. Services and Costs. The Consultants are hereby retained by Piezo to serve as independent Consultants to provide advice and services to Piezo in connection with the foregoing recitation of services and related non-capital raising services, to the maximum of an aggregate of 30 hours during the term hereof, and shall be designated by Duane S. Jenson of Jenson Services. All direct out of pocket costs incurred by the Consultants during the terms hereof shall be paid by Piezo; provided, however, any individual costs in excess of $100 shall be first approved by the Chief Executive Officer of Piezo. The Consultants agree to provide such services to Piezo as Piezo may from time to time reasonably request, including, without limitation, advice and services with respect to those matters as to which they have special competence by reason of their business experience, knowledge, and abilities. Jenson Services shall make the Consultants available during reasonable business hours to perform all services reasonably requested by Piezo under this Agreement, with the exception of Jenson Services's counsel, Leonard W. Burningham, Esq., whose services shall only relate to advice to or for the benefit of Jenson Services in providing the services covered hereby, and the preparation and filing of the S-8 Registration Statement refered to in Section 3 hereof.

     2. Term. This Agreement shall remain in full force and effect for a period of six months from the Closing of the Agreement and Plan of Reorganization between Piezo and Omni Medical Holdings, Inc.

     3. Compensation. Piezo shall pay, and Consultants shall accept, a fee of 293,104 shares of Piezo common stock, all to be issued pursuant to a Registration Statement on Form S-8 to be filed as soon as practicable following the confirmation that the reorganized Piezo is current in its filings with the Securities and Exchange Commission.  These shares shall be issued as follows:

          Kathleen L. Morrison                      5,000
          13123 Ptarmigan Gate Road
          Draper, Utah 84020

          Thomas J. Howells                       29,500
          4685 South Highland Drive, #202
          Salt Lake City, Utah 84117

          Travis T. Jenson                        29,500
          4685 South Highland Drive, #202
          Salt Lake City, Utah 84117

          Jeffrey D. Jenson                       31,250
          4685 South Highland Drive, #202
          Salt Lake City, Utah 84117

          Duane S. Jenson                         188,399
          4685 South H ighland Drive, #202
          Salt Lake City, Utah 84117

          Leonard W. Burningham, Esq.             25,000
          455 East 500 South, #205
          Salt Lake City, Utah 84111

               Total:                        293,104

     4. Independent Contractors. Jenson Services and the Consultants are retained under the terms of this Agreement as independent contractors and nothing herein shall be construed as creating an employer/employee relationship between the parties or their principals or employees. Jenson Services and the Consultants shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to it by Piezo as set forth in this Agreement.

     5. Termination for Cause. Piezo may not terminate this Agreement during its term without cause which shall be established by showing one or more of the following:

          a. Jenson Services or the Consultants have materially breached the terms of this Agreement and, as a result, Piezo has suffered damages;

          b. Jenson Services or the Consultants, in the determination of the Board of Directors of Piezo, have been grossly negligent in the performance of their duties hereunder;

          c. Jenson Services or the Consultants have substantially failed to perform the duties requested in writing by Piezo, on action by the Board of Directors, under the terms of this Agreement after 10 days written notice setting forth the details of such alleged substantial failure; or

          d. Jenson Services or the Consultants have engaged in material, willful, or gross misconduct in the performance of its duties hereunder.

          No termination under this Section shall have any affect on the fees that are payable to the Consultants hereunder, and all shares allocated to each of the Consultants hereunder shall vest and be payable to the Consultants under this Agreement, without qualification.

     6. Lock-Up/Leak-Out Agreement. Piezo is contemplating a reorganization with Omni Medical Holdings, Inc., a publicly-held Nevada corporation ("Omni"), and the Shareholders have each agreed to execute and deliver the Lock-Up/Leak-Out Agreement that is attached hereto as Exhibit A and incorporated herein by reference as a condition subsequent to the issuance of the securities of Piezo hereunder, in the event of the closing of this reorganization.

     7. Nondisclosure of Information. Jenson Services and the Consultants agree that during the term of this Agreement, none will, directly or indirectly, disclose to any person not authorized by Piezo to receive or use such information, any of Piezo's confidential or proprietary data, information, or techniques, or give to any person not authorized by Piezo to receive it any information that is not generally known to anyone other than Piezo or that is designated by Piezo as "limited," "private," "confidential," or otherwise marked to indicate its confidential nature.

     8. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

     9. Entire Agreement. Except as indicated in the recitation at the forefront of this Agreement, this Agreement supersedes any and all other agreements, oral or written, between the parties with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement which is not contained or referred to herein shall be valid or binding.

     10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, and any action brought by any party to this Agreement shall only be maintained in the federal and state court situated in Salt Lake County, Utah.

     11. Severability. If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     12. Waiver. No failure by any party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.

     13. Default. In the event of any default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees and related costs in the enforcement of this Agreement.

     14. Current Status of Reports of Piezo. Following the closing of the Agreement and Plan of Reorganization between Piezo and Omni Medical Holdings, Inc., Piezo shall do everything in its power and use its best efforts to immediately file all information with the Securities and Exchange Commission that would assist the Company in being deemed to be "current" in the filing of its reports that are required to have been filed by it during the previous twelve months, without qualification.

                              PIEZO INSTRUMENTS, INC.


Dated: September 8, 2003      By/s/Arthur D. Lyons

                              Its President

                              JENSON SERVICES, INC.


Dated: September 4, 2003      By/s/ Duane S. Jenson
                              Its Chief Executive Officer

                                    CONSULTANTS


Dated: September 4, 2003      /s/Kathleen L. Morrision
                              Kathleen L. Morrison


Dated: September 4, 2003      /s/Thomas J. Howells
                              Thomas J. Howells


Dated: September 4, 2003      /s/Travis Jenson
                              Travis Jenson


Dated: September 4, 2003      /s/Jeffrey D. Jenson
                              Jeffrey D. Jenson


Dated: September 4, 2003      /s/Duane S. Jenson
                              Duane S. Jenson


Dated: September 5, 2003      /s/Leonard W. Burningham
                              Leonard W. Burningham, Esq.